SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                 MEDTRONIC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

[LOGO] MEDTRONIC


                                                  7000 Central Avenue N.E.
                                                  Minneapolis, Minnesota 55432
                                                  Telephone: 612/514-4000


                                  July 22, 1998



Dear Shareholder:

     You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Wednesday, August 26, 1998, at 10:30 a.m. (CDT) at Medtronic's Corporate Center at its Rice Creek facility, 7000 Central Avenue N.E., Minneapolis (Fridley), Minnesota.

     The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

     We will be providing refreshments prior to the meeting, which will be available beginning at 10:00 a.m. Please also take this opportunity to view Medtronic's products, which will be on display.

     YOUR VOTE IS IMPORTANT. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by voting by telephone as described in the enclosed instructions or by signing the accompanying proxy card and promptly returning it in the enclosed envelope.


Sincerely,


/s/ William W. George


William W. George
Chairman of the Board and Chief Executive Officer

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS


                           WEDNESDAY, AUGUST 26, 1998



To Our Shareholders:

     The 1998 Annual Meeting of Shareholders of Medtronic, Inc. will be held Wednesday, August 26, 1998, at the Medtronic, Inc. Corporate Center at its Rice Creek facility, 7000 Central Avenue N.E., Minneapolis (Fridley), Minnesota, at 10:30 a.m. (CDT) for the following purposes:

      1. To set the size of the Board at 14 directors and to elect five Class III directors for three-year terms.

      2. To approve appointment of Price Waterhouse LLP as the Company's independent auditors.

      3. To take action on any other business that may properly be considered at the Meeting or any adjournment thereof.

     These items are more fully described in the following pages of the Proxy Statement.

     Shareholders of record at the close of business on July 2, 1998 will be entitled to vote at the Meeting and any adjournments of the Meeting.

                                      By Order of the Board of Directors,


                                      /s/ Ronald E. Lund


                                      Ronald E. Lund
                                      Secretary

Approximate Date of Mailing
Proxy Material: July 22, 1998




                            YOUR VOTE IS IMPORTANT.

 PLEASE VOTE BY TELEPHONE AS DESCRIBED IN THE ENCLOSED INSTRUCTIONS OR DATE AND
  SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

[LOGO] MEDTRONIC                            MEDTRONIC, INC.
                                            7000 Central Avenue N.E.
                                            Minneapolis, Minnesota 55432


                      -------------------------------------
                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 26, 1998
                      -------------------------------------

     The Board of Directors of Medtronic, Inc. ("Medtronic" or the "Company") is soliciting the accompanying proxy for the Annual Meeting of Shareholders of Medtronic to be held on August 26, 1998.

     A proxy card is enclosed. In order to register your vote, you may vote by telephone as described in the enclosed instructions or complete, date and sign the proxy card and return it in the envelope provided. When voting by telephone, your vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card.

     When stock is registered in the name of more than one person, each such person should sign the proxy. If the shareholder is a corporation, the proxy should be signed in its corporate name by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian, custodian or in any other representative capacity, the signer's full title should be given.

     Shareholders are entitled to one vote for each share of Medtronic Common Stock, $.10 par value, they hold of record as of the close of business on July 2, 1998. On that date, 469,350,541 shares of Medtronic Common Stock were outstanding. A quorum (a majority of the outstanding shares) must be represented at the Meeting in person or by proxy to transact business.

     Shares represented by a properly executed proxy received by Medtronic prior to the Meeting and not revoked will be voted in accordance with the instructions of the shareholder or, if no instructions are indicated, in accordance with the recommendations of the Board of Directors. A proxy may be revoked at any time before it is exercised by written revocation to the Corporate Secretary of Medtronic or by submitting a proxy with a more recent date either by using the telephone voting procedures or by filing a new written proxy with the Corporate Secretary.


                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES
     The Board of Directors is divided into three classes. The members of each class are elected to serve three-year terms with the terms of office of each class ending in successive years. William R. Brody, M.D., Ph.D., Paul W. Chellgren, Arthur D. Collins, Jr., Antonio M. Gotto, Jr., M.D. and Thomas E. Holloran are the nominees for election to the Board as Class III directors to serve until the year 2001 annual meeting or until their successors are elected and qualified. All of the nominees are currently directors and were elected to the Board of Directors by the shareholders except for Mr. Chellgren and Dr. Brody, who were elected by the Board on October 30, 1997 and February 2, 1998, respectively. All of the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by the proxy cards may be voted for a substitute designated by the Board, unless an instruction to the contrary is indicated on the proxy card.

     The Corporate Governance Committee and its Nominating Subcommittee have been conducting an ongoing search for an additional director. The Board size is being increased to 14 to facilitate the Board's intent to add a new director as soon as possible.

      THE BOARD RECOMMENDS A VOTE FOR ELECTING THE NOMINEES.

                         DIRECTOR NOMINEES -- CLASS III
                               (TERM ENDING 2001)

[PHOTO]                                 President of The Johns Hopkins
WILLIAM R. BRODY, M.D., PH.D., age 54   University since September 1996. Special
 DIRECTOR SINCE 1998                    Assistant to the President of the
 CLASS III DIRECTOR                     University of Minnesota Academic Health
 TERM EXPIRES 1998                      Center, May 1996 to July 1996; Provost
                                        of the University of Minnesota Academic
                                        Health Center from September 1994 to May
                                        1996; the Martin Donner Professor and
                                        Director of the Department of Radiology
                                        at The Johns Hopkins University School
                                        of Medicine from 1987 to 1994. Also a
                                        director of Alza Corporation and
                                        Mercantile Bankshares Corporation.

[PHOTO]                                 Chairman of the Board and Chief
PAUL W. CHELLGREN, age 55               Executive Officer of Ashland Inc.
 DIRECTOR SINCE 1997                    (energy company) since January 1997 and
 CLASS III DIRECTOR                     Chief Executive Officer since October
 TERM EXPIRES 1998                      1996; President and Chief Operating
                                        Officer of Ashland Inc. from January
                                        1992 to September 1996. Also a director
                                        of PNC Bank Corp. and Arch Coal, Inc.

[PHOTO]                                 Medtronic's President and Chief
ARTHUR D. COLLINS, JR., age 50          Operating Officer since August 1996;
 DIRECTOR SINCE 1994                    Chief Operating Officer from January
 CLASS III DIRECTOR                     1994 to August 1996; Executive Vice
 TERM EXPIRES 1998                      President of the Company and President
                                        of Medtronic International from June
                                        1992 to January 1994. Corporate Vice
                                        President of Abbott Laboratories (health care products) from October 1989 to May
                                        1992 and Divisional Vice President of
                                        that company from May 1984 to October
                                        1989. Held various management positions
                                        both in the U.S. and Europe during his
                                        14 years with Abbott. Also a director of U.S. Bancorp, Tennant Company and the
                                        National Association of Manufacturers.

[PHOTO]                                 The Stephen and Suzanne Weiss Dean of
ANTONIO M. GOTTO, JR., M.D., age 62     the Cornell University Medical Center
 DIRECTOR SINCE 1992                    and Provost for Medical Affairs, Cornell
 CLASS III DIRECTOR                     University, since January 1997. Chairman
 TERM EXPIRES 1998                      and Professor of the Department of
                                        Medicine at Baylor College of Medicine
                                        and Methodist Hospital from 1977 to 1996 and former J. S. Abercrombie Chair,
                                        Atherosclerosis and Lipoprotein Research from 1976 to 1996. Also director and principal investigator, Specialized
                                        Center of Research in Arteriosclerosis,
                                        National Heart, Lung and Blood
                                        Institute, President, International
                                        Atherosclerosis Society and Past
                                        President, American Heart Association.

[PHOTO]                                 Professor, Graduate School of Business,
THOMAS E. HOLLORAN, age 68              University of St. Thomas, St. Paul,
 DIRECTOR SINCE 1960                    Minnesota since June 1985; Chairman,
 CLASS III DIRECTOR                     Minneapolis-St. Paul Metropolitan
 TERM EXPIRES 1998                      Airports Commission, from February 1989
                                        to January 1991; Chairman of the Board
                                        of Directors and Chief Executive Officer of Dain Rauscher Corporation (holding company for various financial enterprises) from 1976 to June 1985.
                                        Also a director of Flexsteel Industries, Inc., MTS Systems Corp., ADC
                                        Telecommunications Inc., National City
                                        Bank of Minneapolis, National City
                                        Bancorporation and Meritex, Inc.;
                                        Chairman and a director of Malt-O-Meal
                                        Company; and a director of the Minnesota
                                        Center for Corporate Responsibility and
                                        the Bush Foundation.

                  BOARD MEMBERS CONTINUING IN OFFICE -- CLASS I
                               (TERM ENDING 1999)

[PHOTO]                                 Vice Chairman of Medtronic since July
GLEN D. NELSON, M.D., age 61            1988 and Executive Vice President from
 DIRECTOR SINCE 1980                    August 1986 to July 1988; Chairman and
 CLASS I DIRECTOR                       Chief Executive Officer of American
 TERM EXPIRES 1999                      MedCenters, Inc. (HMO management) from
                                        July 1984 to August 1986; Chief
                                        Executive Officer, President and
                                        Chairman of the Board of Trustees of
                                        Park Nicollet Medical Center (medical
                                        services) from 1975 to 1986; Surgeon at
                                        Park Nicollet Medical Center from 1969
                                        to 1986. Also a director of ReliaStar
                                        Financial Corp., The St. Paul Companies,
                                        Inc., Carlson Holdings, Inc., and
                                        Communications Holdings, Inc.

[PHOTO]                                 Chairman of the Board of Stericycle,
JACK W. SCHULER, age 57                 Inc. (medical waste treatment and
 DIRECTOR SINCE 1990                    recycling) since 1990 and Chairman of
 CLASS I DIRECTOR                       the Board of Ventana Medical Systems,
 TERM EXPIRES 1999                      Inc. (immunohisto-chemistry diagnostic
                                        systems) since November 1995; President
                                        and Chief Operating Officer of Abbott
                                        Laboratories (health care products) from
                                        January 1987 to August 1989; a director
                                        of that company from April 1985 to
                                        August 1989 and Executive Vice President from January 1985 to January 1987. Also a director of Chiron Corporation.

[PHOTO]                                 Private venture capital investor since
GERALD W. SIMONSON, age 68              June 1978; President and Chief Executive
 DIRECTOR SINCE 1962                    Officer of Omnetics Connector
 CLASS I DIRECTOR                       Corporation (microminiature connectors)
 TERM EXPIRES 1999                      since March 1991. Also a director of
                                        Northwest Teleproductions, Inc., The
                                        Chromaline Corporation and Fairview
                                        Hospital and Healthcare Services.

[PHOTO]                                 Professor Emeritus since January 1995,
RICHARD A. SWALIN, PH.D., age 69        and Professor from August 1984 to
 DIRECTOR SINCE 1980                    January 1995, Materials Science and
 (AND 1973-1977)                        Technology Management, The University of
 CLASS I DIRECTOR                       Arizona; consultant in technology
 TERM EXPIRES 1999                      management since November 1987;
                                        President and Chief Executive Officer of
                                        Arizona Technology Development Corp.
                                        from February 1987 to November 1987;
                                        Dean of the College of Engineering and
                                        Mines at The University of Arizona from
                                        September 1984 to July 1987; Vice
                                        President of Research and Development at Allied-Signal Corp. from 1977 to 1984.

                 BOARD MEMBERS CONTINUING IN OFFICE -- CLASS II
                               (TERM ENDING 2000)

[PHOTO]                                 Medtronic's Chairman and Chief Executive
WILLIAM W. GEORGE, age 55               Officer since August 1996; President and
 DIRECTOR SINCE 1989                    Chief Executive Officer from May 1991 to
 CLASS II DIRECTOR                      August 1996; President and Chief
 TERM EXPIRES 2000                      Operating Officer from March 1989 to
                                        April 1991. President, Honeywell Space
                                        and Aviation Systems (products for
                                        commercial and military aviation markets and space and satellite applications), from December 1987 to March 1989;
                                        President, Honeywell Industrial
                                        Automation and Control, from May 1987 to
                                        December 1987 and Executive Vice
                                        President of that business from January
                                        1983 to May 1987. Also a director of
                                        Dayton Hudson Corporation, Allina Health
                                        System, Imation Corp. and Health
                                        Industry Manufacturers Association.

[PHOTO]                                 Dean, College of Medicine and Public
BERNADINE P. HEALY, M.D., age 53        Health, and Professor of Medicine, The
 DIRECTOR SINCE 1993                    Ohio State University, since October
 (AND 1987-1991)                        1995. Physician and Science Policy
 CLASS II DIRECTOR                      Advisor, The Cleveland Clinic Foundation
 TERM EXPIRES 2000                      (nonprofit medical research
                                        organization), from July 1993 to May
                                        1995; Director of the National
                                        Institutes of Health from April 1991 to
                                        June 1993; Chairman of the Research
                                        Institute of The Cleveland Clinic
                                        Foundation from November 1985 to April
                                        1991; President, the American Heart
                                        Association, National Center, from 1988
                                        to 1989; Deputy Director of Office of
                                        Science and Technology Policy, Executive
                                        Office of the United States President,
                                        from 1984 to 1985; Professor of
                                        Medicine, The Johns Hopkins University
                                        School of Medicine, from 1977 to 1984.
                                        Also a trustee of Battelle Memorial
                                        Institutes and a director of National
                                        City Corporation, Invacare, Inc. and
                                        Karrington Health, Inc.

[PHOTO]                                 Consultant. Retired Vice Chairman and
RICHARD L. SCHALL, age 68               Chief Administrative Officer and
 DIRECTOR SINCE 1971                    director of Dayton Hudson Corporation as
 CLASS II DIRECTOR                      of February 1985. Also a director of
 TERM EXPIRES 2000                      EcoLab Inc. and U.S. Bancorp and a
                                        trustee of Santa Barbara City College
                                        Foundation.

[PHOTO]                                 Executive Officer of Allina Health
GORDON M. SPRENGER, age 61              System (health care delivery) since July
 DIRECTOR SINCE 1991                    1994; Chief Executive Officer and
 CLASS II DIRECTOR                      director of HealthSpan Health Systems
 TERM EXPIRES 2000                      Corporation (health care delivery) from
                                        September 1992 to July 1994; President
                                        and Chief Executive Officer of LifeSpan,
                                        Inc. (health care delivery) from 1982 to September 1992; Chief Executive Officer of Abbott-Northwestern Hospital from
                                        1982 to September 1992; President of
                                        Abbott-Northwestern Hospital from 1982
                                        to 1988. Also a member of Board of
                                        Regents, St. Olaf College, and a
                                        director of The St. Paul Companies,
                                        Inc., Bush Foundation and Past Chair of
                                        the Board of the American Hospital
                                        Association.

     The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting is necessary to elect each director nominee. For this purpose, a shareholder voting through a proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the Meeting, and is in effect a negative vote; but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.


BOARD AND BOARD COMMITTEE MEETINGS
     During fiscal 1998, Medtronic's Board of Directors held a total of twelve Board meetings. Each director attended 75% or more of the total meetings of the Board of Directors and Board committees on which the director served (held during the period he or she served as a director). The standing committees of the Board of Directors include the Audit Committee, the Compensation Committee, the Finance Committee, the Corporate Governance Committee and the Technology and Quality Committee.

     AUDIT COMMITTEE. The Audit Committee held three meetings in fiscal 1998. Committee members are Brody, Healy, Holloran, Schuler (Chair) and Swalin. The committee reviews Medtronic's annual financial statements; makes recommendations regarding Medtronic's independent auditors and scope of auditor services; reviews the adequacy of accounting and audit policies, compliance assurance procedures and internal controls; reviews nonaudit services performed by auditors to maintain auditors' independence; and reports to the Board of Directors on disclosure adequacy and adherence to accounting principles.

     COMPENSATION COMMITTEE. The Compensation Committee held six meetings in fiscal 1998. Committee members are Chellgren, Healy, Schall, Schuler, Simonson (Chair) and Swalin. The committee reviews compensation philosophy and major compensation and benefits programs for employees; oversees certain stock and benefit plans; and reviews executive officers' compensation.

     FINANCE COMMITTEE. The Finance Committee held four meetings in fiscal 1998. Committee members are Chellgren, Gotto, Schall, Simonson and Sprenger (Chair). The committee reviews and makes recommendations regarding financial policies and performance objectives as developed by management, including review of Medtronic's annual and long-range operating plans; assists management in evaluation of major acquisitions and divestitures from a financial perspective; reviews changes in capital structure; and reviews banking relationships, insurance coverage on assets, tax strategies, and financial performance and related matters pertaining to Medtronic's employee pension and supplemental retirement plans.

     CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee held five meetings in fiscal 1998. Committee members are Brody, Chellgren, Gotto, Healy, Holloran, Schall (Chair), Schuler, Simonson, Sprenger and Swalin. The committee addresses all matters of corporate governance; evaluates qualifications and candidates for positions on the Board; evaluates the performance of the chief executive officer and the Board; reviews major organization changes and senior management performance; and reviews director compensation philosophy. The Corporate Governance Committee maintains a Nominating Subcommittee which considers and recommends to the full Committee criteria for selecting new directors, nominees for Board membership and the positions of CEO, Chairman and Chair of the Corporate Governance Committee, and whether a director should be invited to stand for re-election. The Subcommittee is comprised of the Chair of the Corporate Governance Committee plus one director selected from each class of directors. The current Subcommittee held three meetings in fiscal 1998 and includes Schall (Chair), Healy, Holloran and Schuler.

     The Corporate Governance Committee will consider nominees for Board membership submitted by shareholders. Nominations by shareholders must be made pursuant to timely notice in writing to the Corporate Secretary at 7000 Central Avenue N.E., Minneapolis, Minnesota 55432. Candidates for director should be persons with broad training and experience in their chosen fields and who have earned distinction in their activities. Notice by the shareholder to be timely must be received not less than 50 nor more than 90 days prior to the meeting or, if less than 60 days' disclosure of the meeting date is given, not later than the close of business on the 10th day following the day on which notice of the meeting date is mailed or public disclosure of such date is made. The notice shall set forth certain information concerning such shareholder and the nominees, including their names and addresses, their principal occupation or employment, the capital stock of the Company which they beneficially own, such other information as would be required in a proxy statement soliciting proxies for the election of the nominees and the consent of each nominee to serve as a director if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     TECHNOLOGY AND QUALITY COMMITTEE. The Technology and Quality Committee held one meeting in fiscal 1998. Committee members are Brody, Gotto, Healy (Chair), Holloran, Sprenger and Swalin. The committee reviews policies, practices, processes and quality programs concerning technological and product research; reviews efforts and investments in developing new products and businesses; evaluates Medtronic's technological education and recognition programs; and reviews quality process matters with Medtronic's chief quality officer.


DIRECTOR COMPENSATION
     As part of the Company's desire to further emphasize performance-based compensation and to encourage stock ownership by the Company's management and Board of Directors, the Company recently discontinued its former cash retirement plan for non-employee directors and its charitable contribution plan for directors. Effective March 5, 1998, the Company also adopted the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan (the "Director Plan").

     The new compensation program for outside directors has three components: an annual retainer, an annual stock option grant and an annual credit of deferred stock units. In addition, all new non-employee board members will receive an initial stock option grant.

     The annual retainer in place for the 1997-1998 plan year (September 1, 1997 through August 31, 1998) is $50,000 for all non-employee directors except the Chair of the Corporate Governance Committee, whose retainer is $60,000. Directors have the option of taking 100% of the annual retainer in the form of cash, or 100% in the form of stock options. If options are chosen, the number of shares covered by such options will equal four times the amount of the annual retainer divided by the fair market value of a share of Medtronic stock on the last day of the relevant plan year (which will also be the exercise price of such options). These options expire on the tenth anniversary of the date of grant. The annual retainer is reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant plan year.

     Under the Director Plan, each non-employee director also receives on the first day of each plan year an annual stock option grant for a number of shares of Medtronic stock equal to the amount of the annual retainer divided by the fair market value of a share of Medtronic stock on the date of grant (which will also be the exercise price of such option). These options expire at the earlier of the tenth anniversary of the date of grant or five years after the holder ceases to be a director of the Company.

     The Director Plan also provides that on the last day of each plan year, each non-employee director will be credited with a number of deferred stock units (each representing the right to receive one share of Medtronic stock) equal to one-half of the amount of the annual retainer divided by the average of the fair market value of a share of Medtronic stock for the last 20 trading days during the plan year. Dividends paid on Medtronic stock are credited to a director's stock unit account in the form of additional stock units. The balance in a director's stock unit account will be distributed to such director in the form of shares of Medtronic stock upon resignation or retirement from the Board, in a single distribution or, at the director's option, in five equal annual distributions.

     Each new non-employee director also receives, on the date he or she first becomes a director, a one-time initial stock option grant under the Director Plan for a number of shares of Medtronic stock equal to two times the amount of the annual retainer divided by the fair market value of a share of Medtronic stock on the date of grant (which will also be the exercise price of such option). These options expire at the earlier of the tenth anniversary of the date of grant or five years after the holder ceases to be a director of the Company.

     All of the non-employee director options described above vest and are exercisable in full on the date of grant, provided that a director initially appointed by the Board will generally not be entitled to exercise any such option until such director has been elected to the Board by the shareholders of the Company.

     As noted above, the Company's former retirement plan for non-employee directors has been discontinued. Directors who had accrued retirement benefits under that plan at the time of its discontinuance were given the option of electing to keep the prior retirement benefit in place (annual retirement benefit frozen at $22,000, payable for a period equal to the number of years of service as a director through August 31, 1997, up to a maximum of 20 years) or converting the accrued retirement benefit into either deferred stock units (on a $1 for $1 basis) or ten-year stock options (on a $4 for $1 basis).

     As noted above, the Company's charitable contribution plan for all directors, which provided for a contribution of $1 million to charitable institutions recommended by a deceased director with five or more years of service at the time of death, has been discontinued. However, persons who became directors prior to July 1, 1998 will continue to be eligible for this benefit.

     As part of its overall program to promote charitable giving, the Company's Foundation matches gifts by directors to qualified educational institutions up to $7,000 per fiscal year.


CERTAIN TRANSACTIONS
     The Company uses Carlson Wagonlit Travel, which was selected through a competitive bidding process, as its travel agency for Company business. Dr. Glen Nelson, who is Vice Chairman and a director of the Company, is a director of Carlson Holdings, Inc., a family-owned business which includes Carlson Wagonlit Travel. Members of Dr. Nelson's family are owners and officers of Carlson Holdings, Inc. The Company paid fees totaling approximately $1,169,247 to Carlson Wagonlit Travel for services in fiscal 1998. Management believes that these transactions were on terms no less favorable to the Company than if made with unaffiliated third parties.

                 SHAREHOLDINGS OF CERTAIN OWNERS AND MANAGEMENT

     CERTAIN BENEFICIAL OWNERS. To the best of Medtronic's knowledge, no shareholder beneficially owned more than 5% of Medtronic's Common Stock as of July 2, 1998.

     MANAGEMENT SHAREHOLDINGS. The following table shows the number of shares of Medtronic Common Stock beneficially owned by Medtronic's directors, executive officers identified in the Summary Compensation Table below, and all directors and executive officers as a group as of July 2, 1998.

                                                         AMOUNT AND NATURE OF
      NAME OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP(1)(2)
      ------------------------                        --------------------------
      William R. Brody, Ph.D., M.D. .............                4,406
      Paul W. Chellgren .........................                1,000
      Arthur D. Collins, Jr. ....................              693,978
      William W. George(3) ......................            1,728,516
      Antonio M. Gotto, Jr., M.D. ...............               39,451
      Bobby I. Griffin ..........................              573,518
      Bernadine P. Healy, M.D. ..................               25,362
      Thomas E. Holloran ........................               93,147
      Glen D. Nelson, M.D.(4) ...................            1,044,077
      Robert L. Ryan ............................              315,322
      Richard L. Schall .........................              218,146
      Jack W. Schuler ...........................               47,432
      Gerald W. Simonson ........................               71,980
      Gordon M. Sprenger ........................               44,339
      Richard A. Swalin, Ph.D. ..................               47,726
      Directors and executive officers as a group
       (23 persons)(2) ..........................            6,622,058

------------------
(1) No director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic's directors and executive officers as a group beneficially own approximately 1.41% of the shares outstanding.

(2) Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days (on or before August 31, 1998) as follows: W.R. Brody, 1,940 shares; A.D. Collins, Jr., 401,861 shares; W.W. George, 806,104 shares; A.M. Gotto, Jr., 33,324 shares; B.I. Griffin, 292,860 shares; B.P. Healy, 15,661 shares; T.E. Holloran, 36,785 shares; G.D. Nelson, 555,767 shares; R.L. Ryan, 295,035 shares; R.L. Schall, 36,692 shares; J.W. Schuler, 23,713 shares; G.W. Simonson; 35,880 shares; G.M. Sprenger, 35,244 shares; R.A. Swalin, 37,351 shares; and all directors and executive officers as a group, 3,334,543 shares.

(3) W.W. George disclaims beneficial ownership of 198,544 shares included in the above table, which are held by the George Family Foundation, a charitable trust of which he is one of the trustees. The above table also includes an aggregate of 62,386 shares covered by currently exercisable options transferred by Mr. George to members of his immediate family.

(4) The above table includes an aggregate of 98,835 shares covered by currently exercisable options transferred by Dr. Nelson to members of his immediate family.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange, and the Company is required to identify any of those individuals who failed to file such reports on a timely basis. To the best of the Company's knowledge, based upon a review of such reports furnished to the Company and written representations that no other reports were required, there were no late filings by the Company's directors or executive officers in fiscal 1998 other than by Mr. Holloran, who, through the Company's oversight, did not timely report a stock option exercise in November 1997 and Mr. Schuler, who did not timely report two stock purchases by his spouse that occurred in 1993 and 1995, respectively. All late reports were promptly filed upon discovery of the oversight.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                       FISCAL 1998 EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing the compensation policy and administering the compensation programs of the Company's executive officers.

     The Committee will make all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code, unless such compliance would not be in the best interests of the Company and its shareholders.


COMPENSATION PHILOSOPHY

     The Company's executive compensation program is designed to:

     *  Emphasize performance-based compensation;

     * Encourage strong financial performance by establishing aggressive "stretch" goals for target performance and highly leveraged incentive programs;

     * Encourage executive stock ownership and alignment with shareholder interests by providing a significant portion of compensation in Company Common Stock.

     The Committee annually evaluates Company executive compensation and performance compared to a comparator group of medical equipment and pharmaceutical companies as well as a larger group of general industry companies. The Committee's goal is to position executives' base salaries commensurate with Company size relative to the industry comparator group, and to position executives' total compensation commensurate with Company performance relative to the industry comparator group. In fiscal 1998, due to strong corporate operating performance, the actual total compensation of executive officers and of the chief executive officer (the "CEO") was generally above the median of the above-described comparator group.


EXECUTIVE OFFICER COMPENSATION PROGRAM
     The key components of the Company's executive officer compensation program are base salary, annual incentives and long-term incentives in the form of stock options, performance shares and restricted stock. These elements are described below.

     BASE SALARY. The Committee annually reviews the base salaries of executive officers, generally setting them close to the median base salary of the comparator companies. The Committee also considers individual performance, retention, the level of responsibility, and the scope and complexity of the position.

     ANNUAL INCENTIVE AWARDS. Executive officers are eligible for annual incentives under the shareholder approved Management Incentive Plan. This is a formula-based plan with awards based on corporate and business unit performance. For fiscal 1998, corporate operating performance was assessed against target measures of corporate profit after taxes and after-tax return on net assets, with these measures given respective weights of 60% and 40%. Business unit financial performance was assessed against target measures of earnings before interest and taxes, revenue, and after-tax return on net assets or net asset turnover, with these measures assigned respective weights that vary for each participant. In addition, award payouts to participants could be increased by up to 5% depending on either corporate or business unit performance against the Company's revenue growth goal.

     For fiscal 1998, executive officers were eligible for Management Incentive Plan target awards ranging from 35% to 70% of base salary. Final awards can range from 0% to 150% of the target amounts, and a threshold level of performance is required before any payout occurs.

     STOCK OPTIONS. Stock options are granted annually to executive officers. Target awards are generally at or below the median level of grants of the comparator companies. Individual awards vary based on the individual's responsibilities and performance, ability to impact financial performance and future potential. All grants are made at 100% of fair market value.

     PERFORMANCE SHARES. Top executives are eligible for grants of performance shares under the Performance Share program. Grants are made annually for overlapping three-year performance periods. Grant targets range from 30% to 50% of base salary. Once a threshold level of performance is attained, final awards can range from 20% to 180% of the target amounts. Grants for the 1998-2000 cycle will measure performance based on earnings per share (40%), return on net assets (40%) and revenue growth (20%).

     Performance shares earned for fiscal years 1996-1998 were based on earnings per share and after-tax return on net assets, with these two measures given equal weight in determining overall performance. Medtronic's performance for this performance cycle was exceptional -- as actual performance on these measures exceeded the maximum targets -- resulting in a payout at 180%. The value of the award is based on the average price of the Company's Common Stock for the last 20 trading days of the performance cycle, up to a maximum of three times the price at the date of grant. Half of the award is paid in Company Common Stock (shares of stock or stock options), with the other half paid in cash or Company Common Stock at the discretion of the Committee. The participant may elect to exchange part or all of the payout for stock options as described under the "Stock Option Exchange Program" below.

     RESTRICTED STOCK. Restricted stock grants are made on a limited basis to executive officers. Grants were made to two named executives in fiscal 1998 in conjunction with the special grant described further below.

     STOCK OPTION EXCHANGE PROGRAM. To encourage stock ownership by executives, the Company offers a program which allows executives to elect to receive stock options in lieu of some or all of the cash compensation earned under the Management Incentive Plan and the Performance Share program. Currently under the program, participants receive $4 fair market value of stock options for every $1 of compensation exchanged. Options granted to named executives in fiscal 1998 under this program are disclosed in the "Option/SAR Grants in Last Fiscal Year" table on page 15 of this Proxy Statement.

     SPECIAL GRANT. In fiscal 1998, the Committee approved special stock option grants (in addition to the regular annual stock option grant) for the Company's senior officers and special restricted stock grants for the CEO and the Chief Operating Officer. The grants were awarded to unify the management team around significant growth goals and to aid in retention. These special grants vest 100% on a cliff basis after five years. The exercise price of the options is 100% of the fair market value on the date of grant.

     ADJUSTMENT FOR NON-RECURRING ITEMS. Consistent with past practices, the Committee based the annual incentive and performance share awards on financial results that do not include one-time non-recurring items. The Committee believes awards should normally reflect ongoing Company performance and should not include gains and losses due to these non-operating items. For purposes of determining achievement of targets, the financial results were adjusted to eliminate the one-time charges taken by the Company in fiscal 1998 related to the restructuring of the Vascular organization and reduction of the Company's global infrastructure.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The CEO's compensation is comprised of base salary, annual incentive and long-term incentives. Pay levels and opportunity are established by the Committee in the same manner as for other executive officers described above.

     The CEO received a 9% merit increase to base salary effective at the beginning of fiscal 1998. In determining the base salary for the CEO, the Committee specifically considered annual operating performance (for fiscal
1997), strategic planning and succession planning for senior management.

     For fiscal 1998, the CEO earned an award of 89.3% of the target payout on the Management Incentive Plan. Annual performance was slightly below target.

     In fiscal 1998, the CEO received a performance share grant with a target payout equal to 50% of his base salary. Performance objectives for the 1998-2000 performance cycle are consistent with those for all program participants listed above. For the three-year cycle ended in fiscal 1998, the Company achieved cumulative earnings per share and average after-tax return on net assets significantly in excess of the maximum performance targets. Consequently, the payout for this cycle for all executive officers, including the CEO, was 180% of the target award.

     In addition, the CEO was a participant in the special grants of stock options and restricted stock discussed above under "Special Grant."


CONCLUSION
     Consistent with its compensation philosophy, the Committee believes the executive officer compensation program provides incentive to attain strong financial performance and is strongly aligned with shareholder interests. The Committee believes that the Company's compensation program directs the efforts of the Company's executive officers toward the continued achievement of growth and profitability for the benefit of the Company's shareholders.

COMPENSATION COMMITTEE:

Gerald W. Simonson, Chair             Richard L. Schall
Paul W. Chellgren                     Jack W. Schuler
Bernadine P. Healy, M.D.              Richard A. Swalin, Ph.D.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The graph and table below compare the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P Health Care (Medical Products and Supplies) Industry Index over the same period. The graph and table assume the investment of $100 in each of the Company's Common Stock, the S&P 500 Index and the S&P Health Care (Medical Products and Supplies) Industry Index on April 30, 1993 and that all dividends were reinvested.


        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG MEDTRONIC,
    S&P 500 AND S&P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDUSTRY INDEX


                              [PLOT POINTS GRAPH]

                     APRIL 30,     APRIL 30,     APRIL 30,     APRIL 30,     APRIL 30,     APRIL 30,
                       1993          1994          1995          1996          1997          1998
 MEDTRONIC          $  100.00     $  116.17     $  231.40     $  332.27     $  435.80     $  670.18
 S&P 500               100.00        105.32        123.66        160.95        201.26        283.85
 S&P HEALTH CARE       100.00         93.80        146.21        197.59        229.87        328.62

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years ended April 30, 1998 awarded to or earned by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                               ---------------------------------------
                                                                                         AWARDS               PAYOUTS
                                                ANNUAL COMPENSATION            ---------------------------    -------
                                      ---------------------------------------  RESTRICTED    SECURITIES
                                                                OTHER ANNUAL      STOCK      UNDERLYING         LTIP     ALL OTHER
                              FISCAL    SALARY      BONUS       COMPENSATION     AWARDS     OPTIONS/SARs      PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR      ($)         ($)           ($)(1)        ($)(5)    (#)(2)(3)(4)(6)     ($)(6)      ($)(7)
---------------------------   ------    ------      -----       ------------     ------    --------------     -------   ------------
William W. George             1998    $700,000    $239,252(2)      $   --      $7,007,820      370,655       $  784,163   $34,542
 Chairman and Chief           1997     642,000     464,598             --              --       32,908        1,431,161    43,331
 Executive Officer            1996     600,000     415,000(4)          --              --       61,526        1,295,977    50,712

Arthur D. Collins, Jr.        1998     589,607     348,103             --       7,007,820      299,878          835,106    27,888
 President and                1997     471,000     214,703(3)          --              --       37,880          933,897    32,110
 Chief Operating Officer      1996     440,000     343,000(4)         787              --       34,390          702,011    38,061

Glen D. Nelson, M.D.          1998     471,000          --(2)       5,556              --      207,821               --    24,923
 Vice Chairman                1997     471,000          --(3)       5,694              --       62,682          996,249    32,097
                              1996     440,000          --(4)       5,266              --       86,040          899,231    39,210

Robert L. Ryan                1998     370,000          --(2)          --              --      117,079               --    19,638
 Senior Vice President and    1997     352,500          --(3)          --              --       34,390          683,599    22,368
 Chief Financial Officer      1996     335,500          --(4)          --              --       52,428          648,177    27,234

Bobby I. Griffin              1998     371,000      74,557(2)       1,554              --      107,784               --    19,125
 Executive Vice President     1997     350,000          --(3)       1,593              --       34,850          645,233    24,210
                              1996     325,000          --(4)       1,462              --       53,934          586,484    30,412

-----------------
(1) Amounts payable by the Company in above-market interest under deferred compensation plan.

(2) "Bonus" column does not include fiscal 1998 cash bonus payments of $200,000, $274,443, $165,841 and $80,000 which Messrs. George, Nelson, Ryan and Griffin, respectively, elected to forego in order to receive stock options granted in lieu of part or all of their cash bonus compensation under the annual incentive plan. These stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 1998 Executive Compensation -- Executive Officer Compensation Program -- Stock Option Exchange Program" and "Option/SAR Grants in Last Fiscal Year," below.

(3) "Bonus" column does not include fiscal 1997 cash bonus payments of $100,000, $314,703, $196,390 and $175,058 which Messrs. Collins, Nelson, Ryan and Griffin, respectively, elected to forego in order to receive stock options granted in lieu of part or all of their cash bonus compensation under the annual incentive plan. These stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 1998 Executive Compensation -- Executive Officer Compensation Program -- Stock Option Exchange Program."

(4) "Bonus" column does not include fiscal 1996 cash bonus payments of $200,000, $75,000, $418,000, $268,400 and $260,000 which Messrs. George, Collins,
    Nelson, Ryan and Griffin, respectively, elected to forego in order to receive stock options granted in lieu of part or all of their cash bonus compensation under the annual incentive plan. These stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 1998 Executive Compensation -- Executive Officer Compensation Program -- Stock Option Exchange Program."

(5) Mr. George and Mr. Collins each received a special grant of 150,000 shares of restricted stock in August 1997. See "Report of the Compensation Committee on Fiscal 1998 Executive Compensation -- Executive Officer Compensation Program -- Special Grant." Dollar value of such stock is based on the fair market value on the date of grant. The stock vests 100% on a cliff basis five years after the date of grant. Dividend equivalents are paid on the stock. Aggregate shares of restricted stock held by named executive officers at 4/30/98 and the value of such shares on that date (based on a closing stock price of $53.00 per share) are as follows: Mr. George and Mr. Collins each held 150,000 shares valued at $7,950,000.

(6) Includes the value of both cash and stock earned in fiscal 1998 under the Company's long-term incentive plan described in "Other Long-Term Incentive Awards" below. The stock for the fiscal 1998 payment was valued at $52.4875 per share. Does not include the value of cash and/or stock earned upon payment of performance share awards for the fiscal 1996-1998 performance cycle under the Company's long-term incentive plan of $784,163, $200,000, $1,035,106, $701,810 and $679,871 which Messrs. George, Collins, Nelson, Ryan and Griffin, respectively, elected to forego in order to receive stock options granted in lieu of part or all of such compensation. Those stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 1998 Executive Compensation -- Executive Officer Compensation Program -- Performance Shares" and -- "Stock Option Exchange Program."

(7) Amounts in this column for fiscal 1998 include the following: the Company contributed $4,000 in shares of Company stock under the employee stock ownership plan for each of the named executive officers for fiscal 1998; the Company contributed $5,500, $5,280, $5,280, $5,500 and $5,500 to Messrs.
    George, Collins, Nelson, Ryan and Griffin, respectively, to match employee contributions under the 401(k) supplemental retirement plan; and the Company contributed $25,042, $18,608, $15,643, $10,138 and $9,625 to Messrs. George,
    Collins, Nelson, Ryan and Griffin, respectively, toward the right to receive shares of Company stock under the non-qualified supplemental benefit plan.


OPTION/SAR GRANTS IN LAST FISCAL YEAR
     The following table sets forth for each of the named executives the stock options granted by the Company in fiscal 1998 and the potential value of these stock options determined pursuant to Securities and Exchange Commission requirements. No stock appreciation rights were granted to the named executives in fiscal 1998.

                                                                                     POTENTIAL REALIZABLE VALUE AT
                                                                                        ASSUMED ANNUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION
                                      INDIVIDUAL GRANTS                                     FOR OPTION TERM
                           ----------------------------------------                ---------------------------------
                             NUMBER OF      % OF TOTAL
                            SECURITIES     OPTIONS/SARs    EXERCISE
                            UNDERLYING      GRANTED TO      OR BASE
                           OPTIONS/SARs    EMPLOYEES IN      PRICE     EXPIRATION    0%        5%             10%
NAME                            (#)         FISCAL YEAR     ($/Sh)        DATE      ($)      ($)(5)         ($)(5)
----                       ------------    ------------    --------    ----------  -----   ----------    -----------
W. W. George ...........    250,000(1)         9.8%        $46.719     08/11/07      0     $7,345,301    $18,614,434
                             46,377(2)         1.8          43.125     10/29/07      0      1,257,794      3,187,498
                             15,095(3)         0.6          53.000     05/01/08      0        503,138      1,275,050
                             59,183(4)         2.3          53.000     05/01/08      0      1,972,653      4,999,090
A. D. Collins, Jr. .....    250,000(1)         9.8          46.719     08/11/07      0      7,345,301     18,614,434
                             34,783(2)         1.4          43.125     10/29/07      0        943,353      2,390,641
                             15,095(4)         0.6          53.000     05/01/08      0        503,138      1,275,050
G. D. Nelson, M.D. .....     80,000(1)         3.1          46.719     08/11/07      0      2,350,496      5,956,619
                             28,986(2)         1.1          43.125     10/29/07      0        786,132      1,992,212
                             20,713(3)         0.8          53.000     05/01/08      0        690,394      1,749,593
                             78,122(4)         3.1          53.000     05/01/08      0      2,603,917      6,598,836
R. L. Ryan .............     40,000(1)         1.6          46.719     08/11/07      0      1,175,248      2,978,309
                             11,595(2)         0.5          43.125     10/29/07      0        314,469        796,926
                             12,517(3)         0.5          53.000     05/01/08      0        417,209      1,057,290
                             52,967(4)         2.1          53.000     05/01/08      0      1,765,465      4,474,035
B. I. Griffin ..........     40,000(1)         1.6          46.719     08/11/07      0      1,175,248      2,978,309
                             10,435(2)         0.4          43.125     10/29/07      0        283,008        717,199
                              6,038(3)         0.2          53.000     05/01/08      0        201,255        510,020
                             51,311(4)         2.0          53.000     05/01/08      0      1,710,268      4,334,156

------------------
(1) These stock options granted to the named executive officers have an exercise price equal to the fair market value as of the date of grant and vest 100% on a cliff basis after five years. See "Report of the Compensation Committee on Fiscal 1998 Executive Compensation -- Executive Officer Compensation Program -- Special Grant."

(2) These stock options granted to the named executive officers have an exercise price equal to the fair market value on the date of grant and vest annually in 25% increments.

(3) These stock options were granted in lieu of all or part of the cash compensation earned for fiscal 1998 under the Company's annual incentive plan. Because the executives elected to forego cash compensation to receive the options, which were granted on 5/1/98, the options are 100% vested at grant. See "Report of the Compensation Committee on Fiscal 1998 Executive Compensation -- Executive Officer Compensation Program -- Stock Option Exchange Program."

(4) These stock options were granted in lieu of all or part of the cash and/or stock compensation earned upon payment of performance share awards for the fiscal 1996-1998 performance period under the Company's long-term incentive plan. Because the executives elected to forego cash and/or stock compensation to receive the options, which were granted on 5/1/98, the options are 100% vested at grant. See "Report of the Compensation Committee on Fiscal 1998 Executive Compensation -- Executive Officer Compensation Program -- Stock Option Exchange Program."

(5) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth for each of the named executive officers the value realized from stock options exercised during fiscal 1998 and the number and value of exercisable and unexercisable stock options and stock appreciation rights held at April 30, 1998.

                                                                        NUMBER OF
                                                                  SECURITIES UNDERLYING
                                                                       UNEXERCISED                 VALUE OF
                                                                      OPTIONS/SARs         UNEXERCISED IN-THE-MONEY
                                                                        AT FISCAL              OPTIONS/SARs AT
                                                                      YEAR-END (#)          FISCAL YEAR-END ($)(1)
                                    SHARES          VALUE         ---------------------    ------------------------
                                   ACQUIRED        REALIZED           EXERCISABLE/               EXERCISABLE/
NAME                             ON EXERCISE         ($)             UNEXERCISABLE              UNEXERCISABLE
----                             -----------     -----------      ---------------------   -------------------------
W. W. George(2) ...............    400,000       $21,028,120       1,001,548/562,285      $42,358,648/12,697,229
A. D. Collins, Jr. ............          0                 0         397,801/354,123        15,588,501/4,097,129
G. D. Nelson, M.D.(3) .........     95,600         4,182,251         553,147/163,588        16,587,493/2,386,244
R. L. Ryan ....................     13,288           490,368          292,771/87,886         7,856,554/1,541,589
B. I. Griffin .................          0                 0          291,276/82,572         8,457,313/1,299,980

------------------
(1) Value of unexercised in-the-money options is determined by multiplying the difference between the exercise price per share and $53.00, the closing price per share on April 30, 1998, by the number of shares subject to such options. Amounts include stock options granted on 5/1/98 in lieu of cash compensation earned for fiscal 1998 under the Company's annual incentive plan and cash and/or stock compensation earned upon payment of performance share awards for the fiscal 1996-1998 performance period under the Company's stock incentive plan. See "Report of the Compensation Committee on Fiscal 1998 Executive Compensation -- Executive Officer Compensation Program -- Stock Option Exchange Program."

(2) Includes exercisable options to purchase an aggregate of 62,386 shares transferred to members of Mr. George's immediate family.

(3) Includes exercisable options to purchase an aggregate of 98,835 shares transferred to members of Dr. Nelson's immediate family.


OTHER LONG-TERM INCENTIVE AWARDS

     The following table sets forth the number of performance share units granted to each of the named executives in fiscal 1998 under the Company's 1994 Stock Award Plan and the performance-based award formula under such plan.

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                                                  ESTIMATED FUTURE PAYOUTS
                                 NUMBER OF                          UNDER NON-STOCK PRICE
                               SHARES, UNITS    PERFORMANCE OR           BASED-PLANS
                                  OR OTHER       OTHER PERIOD    ----------------------------
                                   RIGHTS      UNTIL MATURATION  THRESHOLD   TARGET   MAXIMUM
NAME                                (#)           OR PAYOUT         (#)        (#)      (#)
----                           -------------   ----------------  ---------   ------   -------
 W. W. George ...............     10,820       5/1/97-4/30/00      2,164     10,820   19,476
 A. D. Collins, Jr. .........      8,116       5/1/97-4/30/00      1,623      8,116   14,609
 G. D. Nelson, M.D. .........      7,280       5/1/97-4/30/00      1,456      7,280   13,104
 R. L. Ryan .................      4,576       5/1/97-4/30/00        915      4,576    8,237
 B. I. Griffin ..............      4,588       5/1/97-4/30/00        918      4,588    8,258

------------------
(1) Payout of awards is based on achieving specified levels of designated performance objectives during a three-year performance cycle. Payout can range from 0% to 180% of units granted, with 20% and 180% as the threshold and maximum payouts, respectively. Payout of 100% of the units granted represents the target payout. Awards are payable at least 50% in Common Stock, with the remainder paid in cash or Common Stock at the discretion of the Compensation Committee. The value of an award is determined when it is earned based on the average fair market value per share for the last 20 trading days of the performance cycle. The Company offers a program which allows executives to receive stock options in lieu of some or all of the cash and/or stock compensation earned upon payment of performance share awards. See "Report of the Compensation Committee on Fiscal 1998 Executive Compensation -- Executive Officer Compensation Program -- Performance Shares" above.

PENSION PLAN

     The Company's pension plan is a defined benefit, tax qualified retirement plan covering most U.S. employees and generally provides 40% of the average of the highest five consecutive years of compensation (including certain incentive compensation) in the final ten years of service, offset by a Social Security allowance as published each year by the Internal Revenue Service. The table below illustrates the annual benefits payable to participants who retire at age 65 with the indicated years of service with Medtronic and with the indicated five-year highest average annual compensation. The benefits have been calculated on a 50% joint and survivor annuity basis, before reduction for any amounts that may be available from Medtronic's former Retirement Account Plan. The compensation considered in determining the pensions payable to the below-named executive officers is the compensation shown in the "Salary" and "Bonus" columns of the Summary Compensation Table on page 14.

                               YEARS OF SERVICE WITH THE COMPANY
    FIVE-YEAR      -----------------------------------------------------------
     AVERAGE
     ANNUAL
 COMPENSATION(1)      15           20           25           30           35
 ---------------   -------      -------      -------      -------      -------

   $  200,000      $34,080      $45,440      $56,800      $68,160      $72,735
      400,000       70,680       94,240      117,800      141,360      150,510
      600,000      107,280      143,040      178,800      214,560      228,285
      800,000      143,880      191,840      239,800      287,760      306,060
    1,000,000      180,480      240,640      300,800      360,960      383,835
    1,200,000      217,080      289,440      361,800      434,160      461,610
    1,400,000      253,680      338,240      422,800      507,360      539,385

------------------
(1) Calculated by considering a participant's compensation levels during the ten-year period immediately preceding retirement. The credited years of service (rounded to the nearest whole year) for the executive officers named in the Summary Compensation Table were as follows at April 30, 1998: W.W. George, 9 years; A.D. Collins, Jr., 6 years; G.D. Nelson, 12 years; R.L. Ryan, 5 years; and B.I. Griffin, 25 years.

     Certain limitations on the amount of benefits under the Company's tax qualified retirement plan were imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") and Tax Reform Act of 1986 ("TRA"). The Company's non-qualified supplemental benefit plan provides for the restoration of benefits to officers who may be affected by those limitations so that, in general, total benefits will be equal to the level of benefits which would have been payable under the Company's retirement plan and employee stock ownership plan but for the ERISA and TRA limitations or for the fact that the executive has elected to defer compensation under the Company's deferred compensation programs. The amounts shown in the pension plan table above reflect the additional retirement benefits provided under the non-qualified supplemental benefit plan.


EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     CHANGE IN CONTROL ARRANGEMENTS. The executive officers of the Company, including those named in the Summary Compensation Table, have change in control agreements (the "Agreements") with the Company. The Agreements operate only upon the occurrence of a "change in control" as described below. Absent a "change in control" the Agreements do not require the Company to retain the executives or to pay them any specified level of compensation or benefits.

     Each Agreement provides that for three years after a "change in control" there will be no adverse change in the executive's salary, bonus, opportunity, benefits or location of employment. If during this three-year period the executive's employment is terminated by the Company other than for cause, or if the executive terminates his employment for good reason (as defined in the Agreements, and including compensation reductions, demotions, relocation and excess travel), or voluntarily during the 30-day period following the first anniversary of the "change in control," the executive is entitled to receive an accrued salary and annual incentive payment through the date of termination and, except in the event of death or disability, a lump sum severance payment ("Lump Sum Payment") equal to three times (two times in the event of termination by the executive in the aforementioned 30-day period) the sum of his base salary and annual bonus (and certain insurance and other welfare plan benefits). Further, an additional payment ("gross-up") is required in an amount such that after the payment of all taxes, income and excise, the executive will be in the same after-tax position as if no excise tax under the Internal Revenue Code had been imposed.

     Generally, and subject to certain exceptions, a "change in control" is deemed to have occurred if: (a) a majority of Medtronic's Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (b) another party becomes the beneficial owner of at least 30% of Medtronic's outstanding voting stock; or (c) Medtronic's shareholders approve a definitive agreement or plan to merge or consolidate Medtronic with another party (other than certain limited types of mergers), exchange shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sell or otherwise dispose of all or substantially all of Medtronic's assets, or liquidate or dissolve Medtronic.

     In addition, events substantially identical to those described above also constitute a "change in control" under certain of the Company's compensation plans. If a "change in control" of the Company occurs, awards under the Company's Management Incentive Plan will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. The Company's stock award plans and agreements thereunder provide that in the event of a "change in control" of the Company, all restrictions under outstanding restricted stock awards shall immediately lapse and the restricted stock period with respect to all such shares shall be deemed to have expired, and performance share awards shall vest immediately in a pro rata amount based on the portion of the performance period elapsed prior to the "change in control" and certain assumptions as to the anticipated performance which would have been achieved during the applicable performance period.

     The Company's stock award plans and agreements thereunder also provide for or permit acceleration of the exercisability of outstanding stock options upon the occurrence of certain events (such as certain tender offers or exchange offers for the Company's stock, certain changes in control of the Company, a merger or consolidation of the Company with another entity, or a sale of substantially all of the Company's assets or certain plans therefor) or at the discretion of the Board of Directors. Limited stock appreciation rights ("Limited Rights") granted under the stock option plans are exercisable, with certain limitations, at any time within the thirty-day period following a "change in control" of Medtronic. Upon exercise of Limited Rights, the holder is entitled to receive an amount in cash for each share with respect to which the Limited Rights are exercised equal to the difference between the option exercise price per share of stock covered by the underlying option and the fair market value per share as of the date of exercise. If Limited Rights are exercised, the underlying option will no longer be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised.

     If a "change in control" occurs, subject to certain limitations, Medtronic's contributions to the employee stock ownership plan for that year will equal the greater of Medtronic's target percentage contribution (currently 2.5% of aggregate covered employee compensation in fiscal 1998) or, if a "change in control" occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the "change in control" and disregarding the effects of the "change in control." If a "change in control" occurs during a plan year, subject to certain limitations, Medtronic's matching contribution to the 401(k) supplemental retirement plan shall equal the greater of Medtronic's target percentage matching contribution (currently 62.5% of the first 6% of a participant's contribution in fiscal
1998), or if the "change in control" occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the "change in control" and disregarding the effects of the "change in control."

     OTHER EMPLOYMENT ARRANGEMENTS. Under the Company's postretirement survivor benefit plan, designated beneficiaries or the estate of each executive officer who retires with the Company (as defined in the Company's tax-qualified employee retirement plans) shall be entitled to receive following the officer's death a lump sum payment equal to the annual salary of such officer in effect at the date of retirement.

     In anticipation of Mr. George's plan to relinquish the role of CEO after ten years, the Board in November 1997 entered into a letter agreement with A.D. Collins, Jr. in order to ensure his availability as successor to the chief executive officer position. The agreement provides that if Mr. Collins is not named chief executive officer by May 1, 2001, he may terminate employment and will receive severance benefits, and his outstanding stock awards will accelerate and vest in full, all to the same extent as if a change in control had occurred as provided in his change in control agreement and the Company's plans, as discussed above. See "Change in Control Arrangements" above.

                        APPROVAL OF SELECTION OF AUDITORS

     Upon recommendation of its Audit Committee, Medtronic's Board has selected Price Waterhouse LLP, certified public accountants, as independent auditors for Medtronic for the fiscal year ending April 30, 1999. That firm has acted as independent auditors for Medtronic for more than 20 years, and the Board considers it highly qualified. Although it is not required to do so, the Board of Directors wishes to submit the selection of Price Waterhouse LLP for shareholders' approval at the Meeting. If the shareholders do not give approval, the Board will reconsider its selection.

     Representatives of Price Waterhouse LLP will be present at the Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

                                     GENERAL

     The costs of soliciting proxies will be borne by Medtronic, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies personally or by mail, telephone, fax, telex, telegraph or special letter.

     Medtronic has retained ChaseMellon Shareholder Services, L.L.C., a firm that provides professional proxy soliciting services, to aid in the solicitation of proxies for a fee of $9,500 plus reimbursement for certain out-of-pocket expenses.

     Any shareholder proposals for the Company's 1999 Annual Meeting of Shareholders (anticipated date August 25, 1999) that are requested to be included in the Company's Proxy Statement must be received by the Company by March 25, 1999. Any other shareholder proposals for the Company's 1999 Annual Meeting of Shareholders must be received not less than 50 nor more than 90 days prior to the meeting or, if less than 60 days' disclosure of the meeting date is given, not later than the close of business on the 10th day following the day on which notice of the meeting date is mailed or public disclosure of such date is made. The proposals also must comply with all applicable statutes and regulations.

     Medtronic's 1998 Annual Shareholders Report, including financial statements, is being sent to shareholders of record as of July 2, 1998, together with this Proxy Statement.

     MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED
TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, INC., 7000 CENTRAL AVENUE N.E., MINNEAPOLIS, MINNESOTA 55432.

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

                                     By Order of the Board of Directors,


                                     /s/ Ronald E. Lund


                                     Ronald E. Lund, Secretary
                                     MEDTRONIC, INC.

[LOGO] MEDTRONIC


                                 MEDTRONIC, INC.
                        ANNUAL MEETING -- AUGUST 26, 1998

The undersigned appoints WILLIAM W. GEORGE and RONALD E. LUND, and each of them, as Proxies, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of the undersigned at the 1998 Annual Meeting of Shareholders of Medtronic, Inc. at the Medtronic, Inc. Corporate Center at its Rice Creek facility, 7000 Central Avenue N.E., Minneapolis (Fridley), Minnesota, at 10:30 a.m., Central Daylight Time, on Wednesday, August 26, 1998, and at any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, MEDTRONIC, INC.





              (CONTINUED, AND TO BE SIGNED AND DATED ON OTHER SIDE)

[LOGO] MEDTRONIC                VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE            COMPANY #
                 CALL TOLL FREE *** ON A TOUCH TONE TELEPHONE     CONTROL #
                            1-800-240-6326 -- ANYTIME

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, dated, signed and returned your proxy card. The deadline for telephone voting is noon (ET), August 20, 1998.

AUTOMATED TELEPHONE VOTING INSTRUCTIONS

1. Using a TOUCH-TONE telephone, dial 1-800-240-6326. Please make sure you stay on the line until you receive a confirmation of your vote.

2. When prompted, enter the 3-digit Company Number located in the box on the upper right hand corner of the proxy card.

3. When prompted, enter your 7-digit numeric Control Number that follows the Company Number.

     OPTION #1: To vote as the Medtronic, Inc. Board of Directors recommends on
                ALL proposals: Press "1" When asked, please confirm your vote by pressing 1 -- THANK YOU FOR VOTING.

     OPTION #2: If you choose to vote on each proposal separately: Press "0" You will hear these instructions:

                Proposal 1: To vote FOR ALL nominees, press "1"; to WITHHOLD FOR
                            ALL nominees, press "9"; to WITHHOLD FOR AN
                            INDIVIDUAL nominee, press "0" and listen to the instructions.

                Proposal 2: To vote FOR, press "1"; AGAINST, press "9"; ABSTAIN, press "0"

  When asked, please confirm your vote by pressing "1" -- THANK YOU FOR VOTING.

              IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOUR PROXY



                     THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR:

1. Set board size at fourteen members and elect five Class III Directors for three-year terms:

     Nominees: (01) WILLIAM R. BRODY, M.D., PH.D., (02) PAUL W. CHELLGREN,
               (03) ARTHUR D. COLLINS, JR., (04) ANTONIO M. GOTTO, JR., M.D. and
               (05) THOMAS E. HOLLORAN

               [ ]  FOR all nominees           [ ]  WITHHOLD from all nominees

     To withhold authority to vote for any nominee(s),
     write the number(s) of the nominee(s) in the box to the right.  [         ]

2.   Approve appointment of Price Waterhouse LLP as independent auditors.
                                       [ ] For     [ ] Against      [ ] Abstain

[ ]  Mark here for address change and note below.


                                        Date _____________________________, 1998



                                        ________________________________________

                                        PLEASE DATE AND SIGN ABOVE exactly as
                                        name appears, indicating, if
                                        appropriate, official position or
                                        representative capacity. If stock is
                                        held in joint tenancy, each joint owner
                                        should sign.




                                 MEDTRONIC, INC.

                                 Annual Meeting
                                 Medtronic, Inc.
                                Corporate Center
                               Rice Creek Facility
                              7000 Central Ave N.E.
                        Minneapolis (Fridley), Minnesota

                                 AUGUST 26, 1998
                        10:30 A.M., CENTRAL DAYLIGHT TIME

[LOGO] MEDTRONIC


                                 MEDTRONIC, INC.
                        ANNUAL MEETING -- AUGUST 26, 1998

The undersigned appoints WILLIAM W. GEORGE and RONALD E. LUND, and each of them, as Proxies, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of the undersigned at the 1998 Annual Meeting of Shareholders of Medtronic, Inc. at the Medtronic, Inc. Corporate Center at its Rice Creek facility, 7000 Central Avenue N.E., Minneapolis (Fridley), Minnesota, at 10:30 a.m., Central Daylight Time, on Wednesday, August 26, 1998, and at any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, MEDTRONIC, INC.




              (CONTINUED, AND TO BE SIGNED AND DATED ON OTHER SIDE)

                  THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR:

1. Set board size at fourteen members and elect five Class III Directors for three-year terms:

     Nominees: (01) WILLIAM R. BRODY, M.D., PH.D., (02) PAUL W. CHELLGREN,
               (03) ARTHUR D. COLLINS, JR., (04) ANTONIO M. GOTTO, JR., M.D. and
               (05) THOMAS E. HOLLORAN

               [ ]  FOR all nominees           [ ]  WITHHOLD from all nominees

     To withhold authority to vote for any nominee(s),
     write the number(s) of the nominee(s) in the box to the right.  [         ]

2.   Approve appointment of Price Waterhouse LLP as independent auditors.
                                       [ ] For     [ ] Against      [ ] Abstain


                                        Date _____________________________, 1998



                                        ________________________________________

                                        PLEASE DATE AND SIGN ABOVE exactly as
                                        name appears, indicating, if
                                        appropriate, official position or
                                        representative capacity. If stock is
                                        held in joint tenancy, each joint owner
                                        should sign.

[LOGO] MEDTRONIC


                                 MEDTRONIC, INC.
                        ANNUAL MEETING -- AUGUST 26, 1998

The undersigned appoints WILLIAM W. GEORGE and RONALD E. LUND, and each of them, as Proxies, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of the undersigned at the 1998 Annual Meeting of Shareholders of Medtronic, Inc. at the Medtronic, Inc. Corporate Center at its Rice Creek facility, 7000 Central Avenue N.E., Minneapolis (Fridley), Minnesota, at 10:30 a.m., Central Daylight Time, on Wednesday, August 26, 1998, and at any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, MEDTRONIC, INC.




              (CONTINUED, AND TO BE SIGNED AND DATED ON OTHER SIDE)

[LOGO] MEDTRONIC



                  THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR:

1. Set board size at fourteen members and elect five Class III Directors for three-year terms:

     Nominees: (01) WILLIAM R. BRODY, M.D., PH.D., (02) PAUL W. CHELLGREN,
               (03) ARTHUR D. COLLINS, JR., (04) ANTONIO M. GOTTO, JR., M.D. and
               (05) THOMAS E. HOLLORAN

               [ ]  FOR all nominees           [ ]  WITHHOLD from all nominees

     To withhold authority to vote for any nominee(s),
     write the number(s) of the nominee(s) in the box to the right.  [         ]

2.   Approve appointment of Price Waterhouse LLP as independent auditors.
                                       [ ] For     [ ] Against      [ ] Abstain

[ ]  Mark here for address change and note below.


                                        Date _____________________________, 1998



                                        ________________________________________

                                        PLEASE DATE AND SIGN ABOVE exactly as
                                        name appears, indicating, if
                                        appropriate, official position or
                                        representative capacity. If stock is
                                        held in joint tenancy, each joint owner
                                        should sign.




                                 MEDTRONIC, INC.

                                 Annual Meeting
                                 Medtronic, Inc.
                                Corporate Center
                               Rice Creek Facility
                              7000 Central Ave N.E.
                        Minneapolis (Fridley), Minnesota

                                 AUGUST 26, 1998
                        10:30 A.M., CENTRAL DAYLIGHT TIME